Exhibit 10.1

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Puma Biotechnology, Inc., a Delaware corporation, (the “Company”), pursuant to its 2011 Incentive Award Plan (as may be amended from time to time, the “Plan”), hereby grants to the holder listed below (the “Participant”) an award of restricted stock units (the “RSUs”). Each RSU represents the right to receive one (1) share of Common Stock (each, a “Share”) in accordance with the terms and conditions hereof if applicable vesting conditions are satisfied. This award of RSUs is subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (together, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	[__________________________]

Grant Date:	[__________________________]

Total Number of RSUs:	[_____________]

Vesting Commencement Date:	[_____________]

Vesting Schedule:	[to come from each individual agreement]

Termination:	If the Participant experiences a [Termination of Service / termination of employment] prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such Termination of Service / termination of employment] (after taking into consideration any vesting that may occur in connection with such Termination of Service / termination of employment], if any) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By his or her signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or the Agreement. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1 of this Agreement by (i) withholding Shares otherwise issuable to the Participant upon full vesting of the RSUs, (ii) in accordance with the Company’s Insider Trading Compliance Program, instructing a broker on the Participant’s behalf to sell Shares otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1 of the Agreement or the Plan. If the Participant lives in a community property state and either is married or has a registered domestic partner, his or her spouse has signed the Consent of Spouse attached hereto as Exhibit B.

PUMA BIOTECHNOLOGY, INC.:	PARTICIPANT:

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

TERMS AND CONDITIONS OF RSUS

2.1 Grant of RSUs. Upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past and/or future employment with or service to the Company or any Affiliate and for other good and valuable consideration. In consideration of this grant of RSUs, the Participant agrees to render faithful and efficient services to the Company or its Affiliates. Unless and until the RSUs have fully vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Common Stock or other payment in respect of the RSUs.

2.2 Vesting of RSUs. The RSUs shall vest and become nonforfeitable, if at all, in accordance with the terms and conditions set forth in the Grant Notice.

2.3 Payment of RSUs. As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.2 hereof, but in no event later than 70 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or the Participant’s Permitted Transferee, if applicable) a number of Shares equal to the number of RSUs subject to this award or RSUs that fully vest on the applicable vesting date (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Administrator in its sole discretion). Notwithstanding the foregoing, if Shares cannot be issued within that timeframe pursuant to Section 11.4 of the Plan (or any successor provision thereto), the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can be issued in accordance with such Section.

2.4 Forfeiture and Termination of RSUs. All RSUs granted under this Agreement shall be forfeited and terminated as set forth in the Grant Notice.

2.5 Conditions to Delivery of Shares. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

2.6 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs or any Shares underlying the RSUs unless and until such Shares shall have been issued by the Company and are held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1 Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company (including without limitation, as provided in the Grant Notice), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld (if any) with respect to any taxable event arising in connection with the RSUs. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or to enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant arising in connection with the RSUs or payments thereunder.

3.2 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.3 Grant Not Transferable. Without limiting the generality of any other provision hereof, the RSUs shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

3.4 Adjustments. The Participant acknowledges that this Award and the RSUs are subject to amendment, modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

3.5 Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and any Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.6 Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office (or the Secretary’s email), and any notice to be given to the Participant shall be addressed to the Participant’s last address reflected on the Company’s records (or the Participant’s Company email or, if the Participant no longer has a Company email address, to the email address provided by the Participant at the time of his or her Termination of Service). Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

3.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.9 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.10 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.11 Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.13 No Continued Service. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.14 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.15 Section 409A. This Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code. The Administrator may, in its discretion, adopt such amendments to the

Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption therefrom, provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person for failing to do so.

3.16 Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

EXHIBIT B

TO RESTRICTED STOCK UNIT GRANT NOTICE

CONSENT OF SPOUSE

I, _________________________________, spouse of ______________________________, have read and approve the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Unit Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of Puma Biotechnology, Inc. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of Puma Biotechnology, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse

B-1